EXHIBIT 5

                                S. Friedman & Co.
                              Advocates & Notaries
       25 Hamered St., Tel-Aviv 68125, P.O.B. 50222 Tel-Aviv 61500, Israel
     Tel.: 972-3-7961500 Fax: 972-3-7961501 E-mail: tel-aviv@friedman.co.il
                               www.friedman.co.il



                                Tel-Aviv, 9 August, 2005
                                 Our file: 213052/000

Magal Security Systems Ltd.
9 Altalef Street,
Yehud Industrial Zone, Yehud
Israel
------

Ladies and Gentlemen,

                     Re: Registration Statement on Form S-8
                         ----------------------------------

         With reference to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on behalf of Magal Security Systems Ltd., (the "Company"), relating to 642,606 of the Company's Ordinary Shares NIS 1.0 par value per share (the "Shares") issuable upon exercise of options previously granted and that may be granted in the future under the Company's 2003 Israeli Share Option Plan (the "Plan"), it is our opinion that such Shares, when issued, sold and fully paid for in accordance with the terms of the Plan (provided that the offering of such Ordinary Shares to the public in Israel is made in accordance with the provisions of the Israeli Securities Law, 1968-5728), will be validly issued, fully paid and non-assessable.

         In rendering our opinion on the matters hereinafter set forth, we have assumed the authenticity of all original documents submitted to us, the conformity to original documents of all documents submitted to us as certified, conformed or photographic copies, the genuineness of all signatures, the due authenticity of all persons executing such documents and the due execution and delivery of such documents. As to certificates and information given by public officials, we have assumed the same to be properly given and to be accurate. As to various questions of fact material to our opinion as they relate to the Company, we have also assumed the truth of all facts communicated to us by the Company's officers.

         We hereby consent to the filing of this opinion as an Exhibit 5 to the Registration Statement.

                                            Very truly yours,
                                            /s/S. Friedman & Co.

--------------------------------------------------------------------------------
Haifa Office:                                   Herzliya Office:
One Matam Towers,                               1 Hamenofim St.,
M.T.M. Scientific Industries Center             Industrial Area
P.O.B. 15065 Haifa 31905, Israel                Herzliya 46725, Israel
Tel.:  (972-4)  854 6666                        Tel.: (972-9) 970 5401
Fax:  (972-4)  854 6677                         Fax: (972-9) 970 5406
E-mail: haifa@friedman.co.il                    E-mail: herzelia@friedman.co.il